Exhibit 99.01

MacroSolve Announces Third Quarter
and Year-To-Date 2013 Earnings

 Nine month net income improved 103% over prior period

TULSA, OK—November 1, 2013 - MacroSolve, Inc. (OTCQB: MCVE) ("MacroSolve" or the "Company"), a leading provider of mobile technology intellectual property and app venture mentorship,  today announced financial results for its third quarter ended September 30, 2013.

Year-to-date 2013 results included:

•	Net income from continuing operations for the nine months ended September 30, 2013 increased $2,027,000, or 103%, over the same nine month period in 2012; and

•	Operating expenses for the first nine months of 2013 decreased by $2,422,000, an 82% decrease over the same period in 2012.

Net revenues for the third quarter of 2013 decreased $398,000 or 71%, to $161,000 as compared to $559,000 in the third quarter of 2012. Similarly, for the nine month period ended September 30, 2013, revenues decreased $851,000 to $1,130,000 from $1,981,000 for the same period in 2012. A significant source of revenue comes from the Company’s enforcement of its ‘816’ patent. As anticipated, the third quarter revenues were impacted by the attention to the Markman Hearing held on September 26, 2013. As previously announced, the Company filed new suits against eleven potential infringers in September 2013.

The net loss for the third quarter of 2013 was $(121,000) or $(0.00) per share, as compared to the third quarter 2012 net loss of $(480,000), or $(0.00) per share, a 75% decrease in net loss of $359,000.  The net income for the nine months ended September 30, 2013 of $59,000 or $0.00 per share was $2,027,000 or 103% higher than the $(1,968,000) net loss of $(0.00) per share for the same period in 2012. The improvement was primarily due to the July 2012 sale of Illume Mobile and the elimination of its operating losses as well as corporate restructuring following the sale.

The Company improved its use of cash in operations, with $175,000 cash provided by operating activities in the first nine months of 2013 as compared to ($1,044,000) cash used in operating activities over the same period in 2012. Cash on hand at September 30, 2013 was $758,000, an increase of $443,000 as compared to $315,000 on September 30, 2013.

Operating expenses decreased 78% in the third quarter of 2013 to $169,000 from $757,000 in the same period of 2012. For the nine months ended September 30, 2013, operating expenses decreased $2,422,000, or 82%, from $2,951,000 in 2012 to $529,000 in 2013.

“Although the third quarter results were not as robust as the three previous quarters, we were prepared for the reduction in patent licensing revenues and still returned impressive bottom line results when compared to 2012. By running a lean operation and preserving cash, our balance sheet remains strong with a surplus of working capital.” stated Kendall Carpenter, CFO.

For further information, please see MacroSolve's full 3Q13 10-Q filing at www.sec.gov.

About MacroSolve
Founded in 1997, MacroSolve is heralded for its robust IP portfolio, while advancing throughout the mobile apps era by innovating key technologies that have laid the foundation for apps and next-gen developers. Today, MacroSolve is empowering a new era of mobile innovators seeking advisory and patent services and IP strength from a source of experience. For more information, visit www.macrosolve.com.

Safe Harbor Statement

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Contact:
MacroSolve Contact
info@macrosolve.com

Financial Statements Follow

MACROSOLVE, INC.

BALANCE SHEETS
	Unaudited
For the Periods Ended:	9/30/2013	12/31/2012

ASSETS

CURRENT ASSETS:
Cash	$757,986	$659,204
Accounts receivable - trade	67,188	74,056
Prepaid expenses and other	97,919	519,330

Total current assets	923,093	1,252,590

PROPERTY AND EQUIPMENT, at cost:	4,237	21,651
Less - accumulated depreciation and amortization	(1,442)	(19,462)

Net property and equipment	2,795	2,189

OTHER ASSETS:
Investment in DecisionPoint Systems, Inc.	442,281	579,875
Investment in MEDL Mobile Holdings, Inc.	46,179	-
Investment in Endexx Corporation	10,010	-
Other assets	68,251	64,227

Total other assets	566,721	644,102

TOTAL ASSETS	$1,492,609	$1,898,881

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$90,000	$90,000
Accounts payable - trade and accrued liabilities	139,065	84,062
Unearned income	-	500,000

Total current liabilities	229,065	674,062

LONG-TERM DEBT, less current maturities
Note Payable - Shareholders	579,202	541,752
Oklahoma Technology Commercialization Center	57,500	125,000
Convertible debentures	150,000	150,000
Total long-term debt, less current maturities	786,702	816,752

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value; authorized 500,000,000 shares;
issued and outstanding 188,644,731 and179,831,987 shares, at
September 30, 2013 and December 31, 2012, respectively	1,886,447	1,798,320
Additional paid-in capital	13,298,362	13,230,111
Accumulated other comprehensive income	(316,530)	(170,125)
Accumulated deficit	(14,391,437)	(14,450,239)

Total stockholders' equity	476,842	408,067

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,492,609	$1,898,881

MACROSOLVE, INC.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)
	For the Three Months Ended		For the Nine Months Ended
For the Periods Ended September 30,	9/30/2013	9/30/2012	9/30/2013	9/30/2012

Net revenues	$161,246	$558,738	$1,129,597	$1,980,990

Cost of revenues	101,583	261,444	509,699	859,645

Gross profit	59,663	297,294	619,898	1,121,345

Selling, general and administrative expense	169,386	756,628	528,827	2,951,163

(Loss) Income from operations	(109,723)	(459,334)	91,071	(1,829,818)

OTHER INCOME (EXPENSE):
Interest income	1,637	25	5,857	53
Interest expense	(12,820)	(21,317)	(38,126)	(138,186)

Total other expense	(11,183)	(21,292)	(32,269)	(138,133)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(120,906)	(480,626)	58,802	(1,967,951)

DISCONTINUED OPERATIONS
Loss from operations of discontinued Illume Mobile operations	-	(197,387)	-	(197,387)

NET INCOME (LOSS)	(120,906)	(678,013)	58,802	(2,165,338)

OTHER COMPREHENSIVE INCOME, net of tax
Unrealized holding loss arising during the period	(220,008)	(107,072)	(146,405)	(107,072)

COMPREHENSIVE (LOSS)	$(340,914)	$(785,085)	$(87,603)	(2,272,410)

INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS:
Net income (loss)	$(120,906)	$(678,013)	$58,802	(2,165,338)

Income (loss) allocable to common stockholders	$(120,906)	$(678,013)	$58,802	(2,165,338)

Weighted average number of common shares outstanding	186,551,952	176,710,333	185,026,337	162,690,085

Basic and diluted net income (loss) from continuing operations per share	$(0.00)	$(0.00)	$0.00	$(0.01)

Basic and diluted net loss from discontinued operations per share	$0.00	$(0.00)	$0.00	$(0.00)

Basic and diluted net income (loss) per share	$(0.00)	$(0.00)	$0.00	$(0.01)

MACROSOLVE, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Nine Months Ended September 30,	9/30/2013		9/30/2012

OPERATING ACTIVITIES:
Net income (loss)		$58,802	$(2,165,338)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization		2,536	516,693
Loss on disposal of fixed assets		435	4,246
Stock based compensation		106,408	303,568
Changes in current assets and liabilities:
Decrease in accounts receivable - trade		6,868	102,944
Decrease in note receivable		-	135,577
Decrease in prepaid expenses and other		421,381	235,219
Increase (decrease) in accounts payable - trade and
accrued liabilities		41,473	(290,394)
Increase in accrued debenture interest		13,530	107,641
Increase in accrued shareholder loan interest		23,950	-
Increase accrued salary - note payable		13,500	-
(Decrease) increase in unearned income		(500,000)	5,571

Net cash provided by (used in) operating activities		188,883	(1,044,273)

INVESTING ACTIVITIES:
Cash received from sale of Illume Mobile		-	250,000
Investment in Endexx Corporation		(15,000)	-
Purchase of equipment		(1,467)	(8,580)
Software development costs		-	(233,390)
Patent costs		(6,134)	-

Net cash (used in) investing activities		(22,601)	8,030

FINANCING ACTIVITIES:
Net proceeds from debenture financing		-	500,000
Reduction of accrued debenture interest		-	(233,782)
Common stock issued for accrued debenture interest		-	216,330
Proceeds from shareholder loans, including accrued interest		-	790,621
Repayment of shareholder loans, including accrued interest		-	(115,247)
Proceeds from sale of common stock		-	250,000
Shareholder loans converted to debentures		-	(320,000)
Repayment of bank line of credit		-	(10,000)
Repayments of notes payable		(67,500)	-

Net cash (used in) provided by financing activities		(67,500)	1,077,922

NET INCREASE IN CASH		98,782	41,679

CASH, beginning of period		659,204	273,132

CASH, end of period		$757,986	$314,811

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the Nine Months ended September 30:
Interest		$-	$46,631
Income taxes		$-	$0
Noncash activities for the Nine Months ended September 30:
Stock issued for debenture interest	$		$216,330
Stock issued for MEDL investment		$50,000	$-
Stock received from DecisionPoint Systems for sale of
Illume Mobile assets, less unrealized market loss of $107,072		$-	$642,928

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